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                                                                    EXHIBIT 10.2

CENTURY BUSINESS CREDIT CORPORATION
119 WEST 40TH STREET
NEW YORK, NEW YORK  10018

                        RE:  PERISCOPE SPORTSWEAR, INC.
                             1407 BROADWAY, SUITE 620
                             NEW YORK, NEW YORK 10018

Gentlemen:

     We hereby request you to act as our sole Factor upon the following terms and conditions. Capitalized terms used herein shall have the meanings set forth in Paragraph 23 hereof.

     1. We hereby agree to assign and sell, and do hereby assign and sell, to you, and you hereby agree to purchase from us all Receivables (other than Receivables arising out of commissions payable to us solely from our sourcing of foreign goods) acceptable to you whether now existing or hereafter arising.

     2. We shall submit to you the principal terms of each of our Customers' orders for your written credit approval. You may, in your discretion, approve in writing all or a portion of our Customers' orders either by establishing a credit line limited to a specific amount for a specific Customer, or by approving all or a portion of a proposed purchase order submitted by us. No credit approval shall be effective unless in writing and unless the goods are shipped or the services rendered within the time specified in our written credit approval or within 30 days after the approval is given, if no time is specified. No written credit approval or terms of sale shall be changed without your written approval. You shall have the right to withdraw your credit approval or withdraw or adjust a credit line at any time before delivery of merchandise or rendition of services. In the event you withdraw your credit approval with respect to all or a portion of our Customer's orders, you shall promptly provide us subsequent written notice thereof by telecopy transmission. You shall not be liable to any Person or in any manner for refusing to approve the credit of any Customer. We shall execute and deliver to you written schedules of all Receivables sold or assigned to you hereunder in form satisfactory to you, together with copies of Customer's invoices or the equivalent and upon your request conclusive evidence of delivery for all goods sold and all other information or documents you may require. All Customers' invoices shall be marked payable to you in a manner satisfactory to you, and such marking of invoices as payable to you, regardless of by whom done, and/or the delivery thereof to you shall constitute an assignment thereof to you whether or not we execute any specific instrument of assignment. All remittances, checks, bills and accounts receivable and proceeds of sales shall be your property and we agree to confirm your title thereto by the execution from time to time of whatever evidence of title you may deem desirable, and we further authorize you to endorse our name on any and all checks or other forms of remittances received in payment of Receivables whenever you deem such endorsement to be necessary to effect collection thereof. If any remittances are made directly to us, we shall hold the same in trust for your benefit and your property and will immediately deliver to you the identical checks, documents, instruments or moneys received in the same form as received by us. We have been
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advised that you may employ and we consent to your use of a lockbox account for the deposit of remittances received in payment of Receivables.

     3. We represent and warrant that each and every Receivable now or hereafter assigned to you will cover a bona fide sale and delivery of merchandise usually dealt in by us or the rendition by us of services to Customers in the ordinary course of our business; to the best of our knowledge, will cover merchandise or services which have been received and accepted by our Customers without dispute or claim of any kind or nature; will be for an amount certain payable in United States funds in accordance with the terms of our invoice covering said sale, which shall not be changed without your written approval; except for your security interest therein, there are no Liens thereon and it will at all times be kept free and clear of same except in your favor; we have good title thereto and the legal rights to sell, assign, transfer and set over the same to you; to the best of our knowledge, all documents to be delivered to you in connection therewith will be genuine and be enforceable against our Customers free and clear of any offset, deduction, counterclaim, Lien or any other claim or dispute (real or claimed), including, without limitation, claims or disputes as to price, terms, delivery, quantity or quality and claims of release from liability or because of any act of God, or a public enemy, or war, or because of the requirements of law or of rules, orders or regulations having the force of law. We agree to indemnify you against any liability, loss or expense caused by or arising out of the rejection of merchandise or services or claims or deductions of every kind and nature by our Customers, other than those resulting from financial inability of our Customer, whose credit standing you have approved, to make payment. In the event (a) of our breach of any of the foregoing representations and/or warranties, (b) any Receivable now or hereafter assigned to you covers merchandise or services with respect to which any of our Customers has a dispute or claim of any nature or
(c) any document to be delivered to you in connection with any Receivable now or hereafter assigned to you fails to be genuine, enforceable against any of our Customers or free and clear of any offset, deduction, counterclaim, Lien or any other claim or dispute (real or claimed), including, without limitation, claims or disputes as to price, terms, delivery, quantity or quality or claims of release from liability or because of any act of God, or a public enemy, or war, or because of the requirements of law or of rules, orders or regulations having the force of law, then in each such case, you shall have, in addition to all your other rights under this Agreement, the right to chargeback to us immediately the full amount of Receivables affected thereby; provided, however,
                                                             --------  -------
in the event such chargeback arises solely out of a Customer dispute as to price, terms, delivery, quantity or quality of merchandise sold, then you shall provide us sixty (60) days notice of the reasons for such chargeback, but in each such case such chargeback shall not be deemed a reassignment thereof, and you shall retain a security interest in such Receivable and in the merchandise represented thereby until such Receivable is fully paid, settled or discharged or all our Obligations to you are fully satisfied. You shall not, however, have the right to chargeback to us any Receivable approved by you which is unpaid solely because of such Customer's financial inability to pay. We agree that you may limit your purchase of Receivables arising from our sales to any one Customer, and in such event, and in any instance in which you do not approve the credit standing of our Customer or the terms of sale, you nevertheless agree to purchase such Receivables from us and we shall sell and assign the same to you hereunder, but with full recourse to us in the event of nonpayment thereof for any reason whatsoever. As to Receivables purchased by you with recourse to us, you shall have the right to charge the same back to us at any time. Advances by you on account of any Receivable purchased by you with recourse to us prior to collection thereof shall be entirely in your discretion in each and every instance. Upon the occurrence of any breach of any

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representation or warranty or any chargeback by you, we shall promptly pay you the full amount of the Receivable affected thereby. We further represent and warrant that: to the best of our knowledge after diligent inquiry, we have reviewed the areas within our business, including all computer systems and other devices containing microchips, whether owned by us or supplied by others, which could be adversely affected by an inability to perform date-sensitive functions or to recognize dates either prior to or after December 31, 1999 ("Y2K Issues"); and we have developed a program and protocols which are designed to and which we believe will redress completely on or before January 1, 2000 any Y2K Issues.

     4. We shall provide you a written summary on Monday of each week (for the immediately preceding week) detailing the return, rejection, loss of or damage to merchandise represented by any Receivable, any request for extension of time to pay or request for credit or adjustment, and any merchandise dispute or other dispute or claim relating to any Receivable or to the merchandise or services covered thereby or tending in any way to diminish the sum certain payable thereon. If any such dispute, controversy or claim is not promptly settled by us, if you so elect, following the occurrence and during the continuance of an Event of Default, you may settle, compromise, adjust or otherwise enforce or dispose of by litigation or otherwise, any such dispute, controversy or claim, at our expense, and upon such terms and conditions as you in your sole discretion shall deem proper, but you shall have no obligation to do so. Except to the extent consistent with our historical business practices, we agree that, after assignment of Receivables to you, we shall not grant any material allowances, credits or adjustments to Customers, nor accept any return of merchandise, without your prior written consent in each instance. All credit memoranda, if any, to be issued to any Customer shall be furnished by us only to you for transmission by you to our Customer who shall solely be entitled to the benefit thereof; provided, however, so long as no Event of Default shall have
                 --------  -------
occurred and be continuing, we shall issue all such credit memoranda to our Customers so long as we simultaneously provide you a copy thereof to the extent any such credit memorandum is for an amount equal to or exceeding $25,000. If any merchandise from the sale of which any Receivable arises shall be returned by or recovered from our Customer or held subject to bill and hold invoices, we shall forthwith pay you the full amount of such Receivable, either in cash or by the assignment of new Receivables hereunder, and until such payment or assignment, such merchandise shall, if directed by you in writing, be held by us in trust for your benefit, shall be segregated and identified by us as property held in trust for your benefit, and upon your request we shall, at our expense, deliver the same to you or for your account or upon your order to such place or places as you may designate. You may sell or cause the sale of any such merchandise, at such prices and upon such terms as you may deem proper, and in the event of any public sale thereof, you may be the purchaser. The proceeds of any such sale or sales shall first be charged with the costs and expenses of any incident to such sale, and the balance, if any, shall be credited to our account.

     5. (a) You will send us a monthly account current as of the end of each month. Unless you receive our written objection to any account current rendered by you within sixty (60) days after the mailing of such account current, it shall be deemed accepted by us and shall become conclusive and binding upon us.

         (b) On the last day of each month, you shall credit our account with interest on the average daily balance of matured funds and cash collateral in our account at the Prime Rate minus 3% per annum.

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     6.  (a) The purchase price of Receivables sold and assigned to you shall be the net amount thereof, as herein defined, less the amount of your commission on the purchase of such Receivables as provided in Paragraph 9 hereof (the
"Purchase Price"). Such Purchase Price less any sums advanced, remitted or otherwise paid to us or for our account or debited to our account hereunder shall be payable by you to us two (2) business days after collection of the Receivables purchased. However, if any Receivable as to which you have approved the credit standing of the Customer shall not be paid by reason of the
Customer's bankruptcy, insolvency or financial inability to pay without dispute, you will pay us the Purchase Price thereof on the first business day of the month following such Customer's bankruptcy, insolvency or financial inability to pay without dispute. You may, upon our request therefor, and in your sole discretion, make advances ("Receivable Advances") to us in an amount up to the Advance Percentage of the Purchase Price of our Eligible Receivables; provided,
                                                                      --------
however, no such request for a Receivable Advance may be made (i) at a time when
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an Event of Default shall have occurred and be continuing, (ii) at a time when our actual results from operations for the fiscal quarter immediately preceding the fiscal quarter during which such request is made materially adversely vary (as determined by you in your reasonable discretion) from the Projections submitted by us to you for such fiscal quarter in accordance with the provisions of Paragraph 14(vii) hereof or (iii) if after giving effect to such requested Receivable Advance, the sum of all outstanding Advances plus all outstanding Letters of Credit would exceed the Maximum Amount. You may reserve out of the Purchase Price of all Receivables sold and assigned to you an amount which, in your reasonable judgment, is sufficient to protect you against possible returns, claims, allowances, expenses and recourse to us on Receivables sold and assigned to you and against other contingencies for which we may be chargeable hereunder (collectively, "Reserves"). As used herein, the term "net amount" of Receivables shall mean Eligible Receivables less (a) Reserves established by you and (b) returns, allowances and discounts to Customers upon shortest or longest selling terms, as you may elect.

         (b) In addition to the Receivable Advances described in clause "(a)" above you may, upon our request therefor, and in your sole discretion, make loans ("Loans") to us up to an amount not to exceed the Borrowing Base;

provided, however, no such request for Loans may be made (i) at a time when an
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Event of Default shall have occurred and be continuing, (ii) at a time when our actual results from operations for the fiscal quarter immediately preceding the fiscal quarter during which such request is made materially adversely vary (as determined by you in your sole reasonable discretion) from the Monthly Projections submitted by us to you covering such fiscal quarter in accordance with the provisions of Paragraph 14(vii) hereof or (iii) if after giving effect to such requested Loan, the sum of all outstanding Advances plus all outstanding Letters of Credit would exceed the Maximum Amount. Amounts borrowed under this clause "(b)" may be repaid and reborrowed from time to time until such time as this Agreement terminates.

         (c) To the extent, at any time, the sum of the outstanding (i) Advances plus (ii) Letters of Credit at any time exceeds the Maximum Amount, we shall pay to you upon your demand any and all amounts necessary to reduce the aggregate outstanding Advances and Letters of Credit to an amount not greater than the Maximum Amount.

         (d) From time to time we may request Advances from you in excess of the Formula Amount (but not in excess of the Maximum Line) and you may in your sole discretion agree to make such Advances (hereinafter called "Overadvances"). All Overadvances are discretionary by you, may be terminated at any time, and are payable on demand. Nothing herein shall limit or restrict your right to adjust advance formulas upward or downward based

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upon your lending criteria which is established in your sole discretion and on your own collateral evaluations.

     7. On any business day when we desire to have an Advance made in accordance with Paragraph 6 hereof, we shall give you written or telephonic notice of the requested Advance by 12:00 noon New York time. You shall not incur any liability to us for acting upon any telephonic notice that you believe in good faith to have been given by any of our duly authorized officers or other persons authorized to request Advances on our behalf or for otherwise acting in good faith under this Paragraph. You reserve the right, at your option, to not make any Advance pursuant to any written or telephonic notice unless you have also received the most recently required weekly Borrowing Base Certificate pursuant to the terms of Paragraph 14(vii) by 12:00 noon New York time.

     8. We shall pay you interest on all outstanding (a) Overadvances at the Overadvance Rate for each day they are outstanding; provided, however, we shall
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pay you interest at the Contract Rate on any Overadvances outstanding through and including September 30, 1999; provided, further, we shall pay you interest
                                  --------  -------
at the Contract Rate on any Overadvances outstanding during the first twenty
(20) days of any month (the "Specified Period") so long as (i) the aggregate amount of outstanding Overadvances for the Specified Period (the "Overadvance Amount") does not exceed $1,500,000 at any time during the Specified Period and
(ii) the Overadvance Amount is reduced to zero ($0) on the last day of the Specified Period, (b) Receivable Advances at the Contract Rate from the date of advance to two (2) business days after the date of actual collection, or where applicable, to the first business day following the month of the Customer's bankruptcy or insolvency and (c) Loans at the Contract Rate for each day they are outstanding. Interest shall be (a) computed on the basis of actual days elapsed over a 360 day year, (b) calculated by you on a daily basis and charged to our account monthly and (c) payable in arrears on the last day of each month. Upon the occurrence and during the continuance of an Event of Default, interest shall be payable at the Default Rate. Notwithstanding the foregoing, in no event shall interest exceed the maximum rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of such law or regulation, such provision shall be deemed amended to provide for interest at said maximum rate and any excess amount shall either be applied, at your option, to outstanding Advances in such order as you determine or refunded by you to us.

     9. (a) For your services hereunder, (i) you shall receive a commission equal to (1) .45% with respect to Receivables credit approved by you and (2)
 .30% with respect to Receivables not credit approved by you; and (ii) in the case of any Receivables from a Customer who is a debtor-in-possession, you shall receive an additional commission equal to no less than one (1%) percent for 15 day selling terms and two (2%) percent for 30 day selling terms, other than with respect to a Customer identified on Exhibit 9(a) for which the amount of additional commission is stated thereon, of the gross invoice amount of each Receivable, which commission shall be due and payable by us as of the date a Receivable arises, and shall then be chargeable to our account with you.

         (b) Your charge specified in Paragraph 9(a) hereof, is based upon maximum selling terms of 75 days, and no more extended terms or additional dating shall be granted by us to any Customer without your prior written approval. When such approval is given by you, your charge with respect to the Receivables covered thereby shall be increased by an additional one-

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quarter of one (1/4%) percent for each additional thirty (30) days or portion thereof of extended terms or additional dating.

          (c) The minimum aggregate factoring commissions payable under this Agreement for each contract year hereof shall be $250,000, which, to the extent of any deficiency (after giving effect to commissions payable under subparagraph
(a)), shall be chargeable to our account with you yearly at the end of each contract year.

          (d) In the event the average closing daily unpaid balance of all Advances hereunder during any calendar month is less than the Maximum Line, we shall pay you a fee at a rate per annum equal to one-half of one percent (.50%) on the amount by which the Maximum Line exceeds such average daily unpaid balance. Such fee shall be calculated on the basis of a year of 360 days and actual days elapsed; and shall be charged to our account with you on the first day of each month with respect to the prior month.

          (e) Upon your performance of any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by you and which monitoring is undertaken by you or for your benefit, an amount equal to $600 per day, per person, for each person employed to perform such monitoring shall be charged to our account with you;

provided, however, so long as (i) no Event of Default shall have occurred and be
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continuing and (ii) our actual results from operations for the fiscal quarter immediately preceding the fiscal quarter during which such collateral monitoring fees are incurred do not materially adversely vary (as determined by you in your reasonable discretion) from the Monthly Projections submitted by us to you covering such fiscal quarter in accordance with the provisions of Paragraph 14(vii) hereof, then the aggregate amount of all such collateral monitoring fees shall not exceed $20,000 during any contract year. We shall also reimburse you for all reasonable costs, disbursements and expenses incurred by you and the person performing such collateral monitoring which such amounts shall be charged to our account with you.

          (f) Upon execution of this Agreement, we shall pay you a closing fee in the amount of (i) $20,000 minus (ii) any unused portion of the $20,000 deposit previously paid by us to you, which may be charged by you to our account with you.


     10. If any tax by any governmental authority (other than for your income and franchise taxes) is or may be imposed on or as a result of any transaction between us, or in respect to sales or the merchandise affected by such sales, which you are or may be required to withhold or pay, we agree to indemnify and hold you harmless in respect of such taxes, and we will repay you the amount of any such taxes, which shall be charged to our account, and until we shall furnish you with indemnity therefor (or supply you with evidence satisfactory to you that due provision for the payment thereof has been made), you may hold without interest any balance standing to our credit and you shall retain your security interest in the Collateral.

     11. (a) To secure the prompt payment to you of the Obligations, we hereby assign, pledge and grant to you a continuing security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located, whether or not the same is subject to Article 9 of the UCC. All of the our ledger sheets, files, records, books of account, business papers and documents relating to the Collateral shall, until

                                      -6-
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delivered to or removed by you, be kept by us in trust for you until all
Obligations have been paid in full and this Agreement has been irrevocably terminated. Each confirmatory assignment schedule or other form of assignment hereafter executed by us shall be deemed to include the foregoing grant, whether or not the same appears therein.

          (b) You may file one or more financing statements disclosing your security interest in the Collateral without our signature appearing thereon or you may sign on our behalf as provided in Paragraph 15 hereof. We agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement. We agree to execute such further instruments and financing statements as may be required by any law in connection with the transactions contemplated hereby and to cooperate with you in the filing or recording and renewal thereof, and we hereby further authorize you (and appoint any Person whom you designate as our attorney with power) to sign our name on any such instrument and on financing statements under the UCC. Recourse to security shall not be required and we shall at all times remain liable for the repayment on demand of all Obligations.

     12.  During the term of this Agreement, we covenant that we shall:

          (a) not dispose of any of the Collateral whether by sale, lease or otherwise except for (i) the sale of Inventory in the ordinary course of business, and (ii) the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than $100,000 and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to your first priority security interest or (y) the proceeds of which are remitted to you in reduction of the Obligations;

          (b) not encumber, mortgage, pledge, assign or grant any security interest in any Collateral or any of our other assets to anyone other than you and except for Permitted Liens;

          (c) place notations upon our books of account and any financial statement prepared by us to disclose your security interest in the Collateral;

          (d) keep and maintain the Equipment in good operating condition, except for ordinary wear and tear, and make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. We shall not permit any such items to become a fixture to real estate or accessions to other personal property;

          (e) perform all other steps requested by you to create and maintain in your favor a valid perfected first security interest in all Collateral (except for Permitted Liens); and

          (f) defend the Collateral against the claims and demands of all parties.

     13. We represent, warrant (each of which such representations and warranties shall be deemed repeated upon the making of a request for an Advance and made as of the time of each Advance made hereunder), and covenant that:

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          (a) we are a corporation duly organized and validly existing under the laws of the State of Delaware and duly qualified and in good standing in every other state or jurisdiction in which the nature of our business requires such qualification;

          (b) the execution, delivery and performance of this Agreement and the other Factoring Documents (i) have been duly authorized, (ii) are not in contravention of our certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which we are a party or by which we are bound and
(iii) are within our corporate powers;

          (c) this Agreement and the other Factoring Documents executed and delivered by us are our legal, valid and binding obligations, enforceable in accordance with their terms;

          (d) we keep and will continue to keep all of our books and records concerning the Collateral at our offices located at 2075 91st Street, North Bergen, New Jersey 07047 and will not move such books and records without giving you at least thirty (30) days prior written notice;

          (e) the operation of our business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, including but not limited to all applicable environmental laws and regulations;

          (f) based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder: (i) we have not engaged in any Prohibited Transactions as defined in paragraph 406 of ERISA and paragraph 4975 of the Internal Revenue Code, as amended; (ii) we have met all applicable minimum funding requirements under paragraph 302 of ERISA in respect of our plans; (iii) we have no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s);
(iv) we have no fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than our employees; and (v) we have not withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980;

          (g) we are solvent, able to pay our debts as they mature, have capital sufficient to carry on our business and all businesses in which we are about to engage and the fair saleable value of our assets (calculated on a going concern basis) is in excess of the amount of our liabilities;

          (h) there is no pending or threatened litigation, actions or proceeding which involve the possibility of materially and adversely affecting our business, assets, operations, prospects or condition (financial or otherwise), or the Collateral or our ability to perform this Agreement;

          (i) all balance sheets and income statements which have been delivered to you fairly, accurately and properly state our financial condition on a basis consistent with that of previous financial statements and there has been no material adverse change in our financial condition as reflected in such statements since the date thereof and such statements do not fail to disclose any fact or facts which might materially and adversely affect our financial condition;

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          (j) (x) we possess all of the licenses, patents, copyrights, trademarks and tradenames necessary to conduct our business, (y) there has been no assertion or claim of violation or infringement with respect thereof and (z) all such licenses, patents, copyrights, trademarks and tradenames are listed on
Exhibit 13(j);
-------------

          (k) we will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon us;

          (l) we will promptly inform you in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of our properties, assets or business, which might singly or in the aggregate, have a materially adverse effect on us; (ii) any amendment of our certificate of incorporation or by-laws; (iii) any change in our business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects which has had or might have a materially adverse effect on us; (iv) any Event of Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which we are a party or by which we or any of our properties may be bound which would have a material adverse effect on our business, assets, operations, prospects or condition (financial or otherwise) or the Collateral; (vi) any change in the location of our executive offices or in the office in which our records relating to Receivables are kept from the locations listed on Exhibit 13(l)(vi) attached hereto (which notice shall be
                    -----------------
provided to you at least ten (10) days prior to any such change); (vii) any change in the location of our Inventory or Equipment from the locations listed on Exhibit 13(l)(vii) attached hereto (which notice shall be provided to you at
   ------------------
least thirty (30) days prior to any such change); (viii) any change in our corporate name (which notice shall be provided to you at least thirty (30) days prior to any such change); (ix) any material delay in our performance of any of our obligations to any Customer and of any assertion of any material claims, offsets or counterclaims by any Customer and of any allowances, credits and/or other monies granted by us to any Customer; (x) and furnish to you all material adverse information relating to the financial condition of any Customer; and
(xi) any material return of goods;

          (m) we will not (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than our indebtedness to you and as set forth on Exhibit 13(m) attached hereto and
                                            -------------
made a part hereof; (ii) declare, pay or make any dividend or distribution on any shares of our common stock or preferred stock or apply any of our funds, property or assets to the purchase, redemption or other retirement of any of our common or preferred stock, except that so long as (a) no Event of Default shall have occurred and be continuing at the time of or would occur immediately after giving effect to the making of such dividend, (b) the amount of such dividend is set forth in writing to you (the "Dividend Notice") not less than fifteen (15) days prior to the making of such dividend, (c) at the time of and immediately after giving effect to the making of such dividend, the outstanding Obligations do not exceed an amount equal to the sum of (1) the Advance Percentage times our then outstanding Eligible Receivables plus (2) the lesser of (i) the amount set forth on the then applicable Monthly Projections under the heading "LC Use" and
(ii) fifty percent (50%) of the aggregate amount of outstanding documentary Letters of Credit relating to finished goods Inventory and (d) you have received our quarterly financial statements in accordance with Paragraph 14(ii) hereof (and in the case of a fiscal quarter ending at the end of a fiscal year, our audited financial statements in accordance with Paragraph 14(iv) hereof) with respect to the quarter immediately preceding the quarter in which such dividend is to be made, then on the first day of the fiscal quarter immediately following your receipt of the then applicable quarterly or annual financial statements, as required by and referenced in the foregoing clause "(d)", we shall be permitted to make a dividend to Parent in an amount not to exceed the amount specified in the applicable Dividend Notice; (iii) directly or indirectly prepay any indebtedness (other than to you), or repurchase, redeem, retire or otherwise acquire any of our indebtedness; (iv) make advances, loans or extensions of credit to any Person or make any investments in any Person; (v) become either directly or contingently liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise; (vi) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with us; (vii) form any subsidiary or enter into any partnership, joint venture, spin off or similar arrangement;
(viii) materially change the nature of the business in which we are presently engaged; (ix) change our fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to you except as required by GAAP or by law; (x) enter into any transaction with any affiliate, except in ordinary course on arms-length terms; (xi) bill Receivables under any name except our present name or (xii) directly or indirectly redeem, repurchase, retire or otherwise acquire or make any payment or distribution with respect to the Subordinated Debt except to the extent permitted pursuant to the Subordination Agreement;

          (n) we shall not at any time permit our Tangible Net Worth to be less than $7,500,000;

          (o) all financial projections of our performance prepared by us or at our direction and delivered to you will represent, at the time of delivery to you, our best estimate of our future financial performance and will be based upon assumptions which are reasonable in light of our past performance and then current business conditions;

          (p) we will not make capital expenditures in any fiscal year an amount in excess of $500,000;

          (q) we shall not at any time permit our Working Capital to be less than $5,500,000;

          (r) we shall cause to be maintained at all times a ratio of Current Assets to Current Liabilities of not less than the ratio of 1.40 to 1.00;

          (s) none of the proceeds of any Advances hereunder will be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect;

          (t) we will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At our own cost and expense in amounts and with carriers acceptable to you, we shall (i) keep all our insurable properties and properties in which we have an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to ours including, without limitation, business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to ours insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to our assets or funds directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which we are engaged in business; (v) furnish you with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) endorsements to such policies naming you as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to you, naming you as loss payee, and (z) evidence that as to you the insurance coverage shall not be impaired or invalidated by any act or neglect of us and the insurer will provide you with at least thirty (30) days notice prior to cancellation and (vi) maintain life insurance covering the life of Glenn Sands in the amount of $1,000,000, the proceeds of which shall be assigned to you pursuant to documentation acceptable to you. We shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to you and not to you and us jointly. If any insurance losses are paid by check, draft or other instrument payable to you and us jointly, you may endorse our name thereon and do such other things as you may deem advisable to reduce the same to cash. You are hereby authorized to adjust and compromise claims. All loss recoveries received by you upon any such insurance may be applied to the Obligations, in such order as you in your sole discretion shall determine. Any surplus shall be paid by you to us or applied as may be otherwise required by law. Any deficiency thereon shall be paid by us to you, on demand;

          (u) we shall not be entitled to pledge your credit for any purpose whatsoever; and

          (v) the aggregate value of Inventory kept at (i) all locations in Mexico shall not at any time exceed $200,000, except for Inventory located at a Mexican Depositary and (ii) a Mexican Depositary shall not at any time exceed the aggregate amount of Inventory covered by the applicable pledge agreement constituting the Mexican Documentation for such location.

          (w) we shall deliver to you on the fifteenth (15th) day of each month a certificate signed by one of our authorized officers stating the value of Inventory located at each location in Mexico as of the last day of the immediately preceding month.

     14. We will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. We will promptly furnish you with such statements prepared by or for us showing our financial condition and the results of our operations as you request. We will deliver to you the financial statements, Projections and other reports described below:

               (i) As soon as available and in any event within thirty (30) days after the end of each month, our balance sheet as at the end of such month and related statements of income, retained earnings and changes in cash flow for such month, which have been internally prepared by us.

               (ii)   As soon as available and in any event within forty five
(45) days after the end of each of our fiscal quarters, our balance sheet as at the end of such fiscal quarter and related statements of income, retained earnings and changes in cash flow for such fiscal quarter, which have been internally prepared by us.

               (iii) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Parent, Parent's balance sheet on a consolidating basis as at the end of such fiscal year and the related statements of income, retained earnings and changes in cash flow for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, which have been internally prepared by us.

               (iv)   As soon as available (i) and in any event within ninety
(90) days after the end of each of our fiscal years and at the end of each fiscal year of Parent, our balance sheet and the balance sheet of Parent on a consolidated basis in each case as at the end of such fiscal year and the related statements of income, retained earnings and changes in cash flow for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, each of which shall have been reported on by Arthur Andersen LLP or such other independent certified public accountants who shall be satisfactory to you (the "Accountants") and shall be accompanied by an unqualified audit report issued by the Accountants and (ii) final drafts, if any, of our balance sheet as at the end of each of our fiscal years and the related statements of income, retained earnings and changes in cash flow for such fiscal year, which have been internally prepared by us.

               (v) Together with the financial statements furnished pursuant to clause "(iv)" above, we shall deliver to you a certificate of our Accountants addressed to you stating that (i) they have caused this Agreement to be reviewed and (ii) in making the examination necessary for the issuance of such financial statements, nothing has come to their attention to lead them to believe that any Event of Default exists insofar as it relates to accounting matters and, in particular, they have no knowledge of any Event of Default or, if such is not the case, specifying such Event of Default and its nature, when it occurred and whether its continuing.

               (vi) At the times the financial statements are furnished pursuant to clauses "(i)", "(ii)", "(iii)" and "(iv)" above, we shall provide you a certificate of our President or Chief Financial Officer stating that, based on an examination sufficient to enable him to make an informed statement, no Event of Default exists, or, if such is not the case, specifying such Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by us with respect to such event.

               (vii) On the date hereof as respects our fiscal quarter ended June 30, 1999 and not later than fifteen (15) days prior to the beginning of each of our fiscal quarters thereafter commencing with our fiscal quarter beginning October 1, 1999, Projections for the immediately succeeding twelve
(12) month period, the first six (6) months of which shall be prepared on a month by month basis (the "Monthly Projections") and the last six (6) months of which shall be prepared on a quarter by quarter basis, which Projections shall be reasonably acceptable to you and shall include our ability to comply with the limits set forth in Paragraphs

6(a), (b) and (c) hereof. Such Projections shall be accompanied by a certificate signed by our President or Chief Financial Officer to the effect that such Projections have been prepared on the basis of sound financial planning practice consistent with the past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such Projections were prepared.

               (viii) Concurrently with the delivery of the Projections referenced in clause "(vii)" above, a written report summarizing all Material Variances from the Projections most recently delivered to you and a discussion and analysis by management with respect to any such Material Variances. For purposes of this clause "(viii)", the term "Material Variance" means a variance of ten percent (10%) or more from any line item referenced on the Projections most recently delivered to you.

               (ix) On the fifteenth (15th) day of each month, we shall deliver to you a fully completed and executed Borrowing Base Certificate as of the immediately preceding business day of such month; provided however, we shall
                                                      ----------------
provide you with a Borrowing Base Certificate on a more current basis as you shall request in the good faith exercise of your reasonable discretion.

               (x) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly and other regular reports which we or our Parent files with the Securities and Exchange Commission.

               (xi) Together with the financial statements furnished pursuant to clauses "(iii)" and "(iv)" above, we shall deliver to you a certificate signed by an authorized officer of Parent stating that from the date hereof through and including the date on which such financials are furnished to you, Parent has maintained (free of all encumbrances, mortgages, pledges and security interests) marketable securities, cash and other cash equivalents net of all liabilities of Parent in an aggregate amount of not less than $4,000,000.

     15. We hereby appoint you or any other Person whom you may designate as our attorney, with power to: (i) endorse our name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into your possession; (ii) sign our name on any invoice or bill of lading relating to any Receivables, drafts against customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from Customers; (iii) verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with Customers; (iv) execute customs declarations and such other documents as may be required to clear Inventory through customs; and (v) on and after such time as you shall determine in the exercise of your reasonable discretion and based on such evidence as you shall reasonably deem reliable that one or more Customer invoices has not been marked payable to you in a manner satisfactory to you, notify the post office authorities to change the address for delivery of our mail to an address designated by you, and to receive, open and dispose of all mail addressed to us. We hereby ratify and approve all acts of the attorney. Neither you nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except in the event of your gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as any Receivable which is sold and assigned to you or in which you have a security interest remains unpaid and until the Obligations have been fully satisfied.

     16. We will pay you on demand all costs, expenses and liabilities incurred, including a reasonable allowance for attorneys' fees, in connection with (a) the execution and delivery of this Agreement and the other Factoring Documents, (b) any waiver, amendment, supplement, consent or modification hereof or thereof, (c) the filing or perfecting of any security interest in the Collateral granted by us or by any of our affiliates, shareholders or Guarantors, (d) obtaining or enforcing payment of any Obligation of us to you,
(e) the prosecution or defense of any action or proceeding concerning any matter arising out of or connected with this Agreement, any other Factoring Document, any of the Receivables assigned to you, any Obligations of us to you or any Collateral therefor, including, without limitation, effecting collection of Receivables whether by adjustments, litigation or otherwise, and realization upon recovered or returned merchandise and defending in whole or in part any and all actions or proceedings brought by us, (f) your obtaining performance of the Obligations under this Agreement and any other Factoring Document, including, but not limited to, the enforcement or defense of your security interests, assignments of rights and Liens hereunder as valid perfected security interests,
(g) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (h) any appraisals or re-appraisals of any property (real or personal) pledged to you by us as Collateral for, or any other Person as security for, our Obligations hereunder and (i) any consultations in connection with any of the foregoing. We shall also pay your customary bank charges for all bank services performed or caused to be performed by you for us at our request or in connection with our account with you. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by us to you shall be payable on demand and shall be secured by the Collateral.

     17. We waive presentment and protest of any instruments and all notices thereof, notice of default and all other notices to which we might otherwise be entitled. We shall maintain, at our expense, proper books of account. You shall have the right to inspect and make extracts from such books and all of our files, records and correspondence at all reasonable times. All sales of Receivables to you by us shall be deemed to include all of our right, title and interest to all of our books, records and files and all other data and documents relating to each Receivable. We shall furnish you with as many duplicate Customer invoices as you may from time to time require. We certify to you that 1407 Broadway, Suite 620, New York, New York 10018 is our mailing address, our chief place of business, and the address set forth in Paragraph 13(d) of this Agreement is the address of the office at which our records relating to Receivables are kept.

     18. The term of this Agreement shall begin as of the effective date hereof and continue until the last day of the twenty-fourth month hereafter and thereafter shall be automatically renewed from year to year unless terminated on such last day of such month or any anniversary thereof by our giving you at least sixty (60) days prior written notice by registered or certified mail, return receipt requested. You may terminate this Agreement upon five (5) days prior written notice to us (other than in connection with an Event of Default set forth in clause "(iv)" below where no such prior written notice shall be required) and all Obligations shall, unless and to the extent that you otherwise elect, become immediately due and payable upon the occurrence and during the continuance of any one or more of the following events (each an "Event of Default"): (i) we fail to pay any Obligation when due ; (ii) any representation, warranty or statement made by us, any Guarantor, surety or other party liable upon any Obligation under this Agreement, the LC Supplement or any other Factoring Document or under any certificate, statement or document delivered pursuant to the terms of any of the foregoing, or in connection with the transactions contemplated by any of the foregoing should at any time be false or misleading in any material respect; (iii) (1) failure to perform under and/or committing any breach of paragraphs 1, 2, 3, 4, 6(c), 6(d), 8, 12(a), 12(b), 12(c), 12(e), 13(d), 13(l), 13(m), 13(n), 13(p), 13(q), 13(r),
13(s), 13(t), 13(v), 14 or 20 of this Agreement or (2) failure to perform under and/or committing any breach of this Agreement, the LC Supplement or any other Factoring Document (other than those set forth in clause (i) immediately above or any provision embodied in or covered by any other clause or this Paragraph
18) and such breach continues unremedied for a period of five (5) days after the date on which you shall have notified us of such breach; (iv) we or any Guarantor, surety or other party liable upon any Obligation become(s) unable to pay our or its debts as they mature, make(s) a general assignment for the benefit of creditors, suspend(s) the transaction of our or its usual business, convene(s) or cause(s) to be convened a meeting of our or its creditors or principal creditors or take(s) advantage of the insolvency laws of any State, or a case is commenced or a petition in bankruptcy or for an arrangement or reorganization under the Federal Bankruptcy Code is filed by or against us or any such other party or a custodian or receiver (or other court designee performing the functions of a receiver) is appointed for or takes possession of our or any such other party's assets or affairs or an order for relief in a case commenced under the Federal Bankruptcy Code is entered; (v) any Guarantor, surety or other party liable upon any Obligations shall die; or we shall be dissolved; (vi) if there shall be issued or filed against us, any Guarantor, surety or other party liable upon any Obligations, any tax lien (which has not been stayed) on any of our assets having an aggregate value in excess of $50,000; (vii) other than in connection with a Permitted Guaranty Termination, any Guarantor challenges the effectiveness of or seeks or purports to terminate the effectiveness of the applicable Guaranty; (viii) any Guarantor fails to comply with the provisions of the applicable Guaranty; (ix) there shall be issued or filed against us any attachment, injunction, execution, or judgment which is not removed or stayed within thirty (30) days after same was issued or filed; (x) Glenn Sands or a successor acceptable in all respects to you who becomes a Guarantor within forty-five (45) days after Glenn Sands leaves our management fails to be involved in our senior management, or Parent or a successor acceptable in all respects to you who becomes a Guarantor fails to own one hundred percent (100%) of our capital stock; (xi) any lien created hereunder or under any other Factoring Document for any reason ceases to be or is not a valid and perfected lien having a first priority interest or (xii) a default has occurred and is continuing under any of the Mexican Documentation. Notwithstanding any termination of this Agreement, we shall continue to assign Receivables to you and turn over all collections to you as herein provided until all Obligations shall have been fully paid and satisfied, and until then this Agreement shall remain in full force and effect as to and be binding upon us, and you shall be entitled to retain your security interest in all Collateral.

     19. Upon the occurrence of any Event of Default, you shall have all the rights and remedies of a secured party under the UCC and other applicable laws with respect to all Collateral in which you have a security interest, such rights and remedies being in addition to all of your other rights and remedies provided for herein. You may sell or cause to be sold any or all of such Collateral, in one or more sales or parcels, at such prices and upon such terms as you may deem best, and for cash or on credit or for future delivery, without your assumption of any credit risk, and at a public or private sale as you may deem appropriate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, you will give us reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid, in accordance with the notice provisions of Paragraph 21 hereof, at least seven (7) business days before the time of the sale or disposition thereof. You may invoice any such sale in your name or in our name, as you may elect, as the seller, and in such latter event such invoice shall be marked payable to you as provided in Paragraph 2 hereof. You may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely, free from any claim or right of any kind, including any equity of redemption. The proceeds of sale shall be applied first to all costs and expenses of and incident to such sale, including reasonable attorneys' fees, and then to the payment (in such order as you may elect) of all Obligations. You will return any excess to us and we shall remain liable for any deficiency. In connection with the exercise of the foregoing remedies, you are granted permission to use all of our trademarks, tradenames, tradestyles, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

     20. Except to the extent duplicative financial statements are required to be delivered on behalf of Parent under and in accordance with the provisions of Paragraph 14 hereof, in which case the provisions of Paragraph 14 shall control, we shall cause all corporate Guarantors of the Obligations, if any, to furnish quarterly financial statements to you within forty-five (45) days after the end of each of such Guarantor's fiscal quarters, and annual financial statements within ninety (90) days after the end of each of such Guarantor's fiscal years, all in form and substance reasonably acceptable to you and reviewed, in the case of quarterly statements, and audited, in the case of annual statements, by an independent certified public accountant acceptable to you. We shall cause all individual guarantors of the Obligations, if any, to furnish to you his/her personal financial statement in form and substance acceptable to you within thirty (30) days after each anniversary of the date on which he/she furnishes to you the first such statement. We shall provide to you, upon request, a Certificate of Good Standing from the Secretary of State of our state of incorporation and from every state where we are qualified to do business.

     21. Any notice or request hereunder may be given to us or you at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Paragraph. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after deposit in the mail, in the case of those by overnight mail, one (1) business day after deposit with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

Notices shall be provided as follows:

     If to you:          Century Business Credit Corporation
                         119 West 40th Street
                         New York, New York 10018
                         Attention: Andrew H. Tananbaum
                         Telephone:  (212) 703-3500
                         Telecopier: (212) 703-3639

     With a copy to:     Hahn & Hessen LLP
                         350 Fifth Avenue
                         New York, New York  10118
                         Attention:  Miriam L. Cohen, Esq.
                         Telephone:  (212) 736-1000
                         Telecopier: (212) 594-7167

     If to us:           Periscope Sportswear, Inc.
                         1407 Broadway, Suite 620
                         New York, New York 10018
                         Attention: Glenn Sands
                         Telephone:  (212) 382-3660
                         Telecopier:  (212) 382-3828

     With copies to:     Thelen Reid & Priest LLP
                         40 West 57th Street
                         New York, New York 10019
                         Attention: Bruce Rich, Esq.
                         Telephone: (212) 603-6780
                         Telecopier: (212) 603-2001

                         Phillips Nizer Benjamin Krim & Ballon LLP
                         666 Fifth Avenue
                         New York, New York 10103
                         Attention: Donald Kreindler, Esq.
                         Telephone: (212) 977-9700
                         Telecopier: (212) 262-5152

     We acknowledge that you shall endeavor in good faith to provide copies of all notices to all law firms referenced above, but your failure to so provide such copies shall not impair in any manner whatsoever your rights and remedies hereunder, under the LC Supplement or under any other Factoring Document.

     22. This Agreement is made and is to be performed under the law of the State of New York and shall be governed by and construed in accordance with said law. Each of the parties to this Agreement expressly submits and consents to the jurisdiction of the Supreme Court of the State of New York in the County of New York, with respect to any controversy arising out of or relating to this Agreement, any other Factoring Document or any amendment or supplement thereto or to any transactions in connection therewith and each of the parties to this Agreement hereby waives personal service of any summons or complaint or other process or papers to be issued in any action or proceeding involving any such controversy and hereby agrees that service of such summons or complaint or process may be made by registered or certified mail to the other party in accordance with the provisions of Paragraph 21 hereof; failure on the part of either party to appear or answer within thirty (30) days after such mailing of such summons, complaint or process shall constitute a default entitling the other party to enter a judgment or order as demanded or prayed for therein to the extent that said Court or duly authorized Officer thereof may authorize or permit. You and we do hereby waive any and all right to a trial by jury in any such action or proceeding. In the event you commence any action or proceeding against us, we will not assert any offset or counterclaim, of whatever nature or description, in any such action or proceeding; provided that the foregoing shall not prohibit us from asserting a compulsory counterclaim in any judicial proceeding brought by you against us. No failure or delay by you in exercising any of your powers or rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or the exercise of any other right or power. Your rights, remedies and benefits hereunder are cumulative and not exclusive of any other rights, remedies or benefits which you may have. This Agreement may only be modified in writing and no waiver by you will be effective unless in writing and then only to the extent specifically stated. You shall have the right to assign this Agreement and all of your rights hereunder shall inure to the benefit of your successors and assigns upon prior notice to us of such assignee; and this Agreement shall inure to the benefit of and shall bind our respective successors and permitted assigns.

     23.  Reinstatement.  To the extent you receive repayment on account of the
          -------------
Obligations, which repayment is thereafter set aside or required to be repaid by you in whole or in part, then, to the extent of any sum not finally retained by you (regardless of whether such sum is recovered from you by us, our estate or trustee or any party acting for, on behalf of or through us or as our representative), our obligations to you shall be reinstated and the security interests created hereby shall remain in full force and effect (or be reinstated) until we shall have made payment to you, which payment shall be due on demand.

     24. Capitalized terms used in this Agreement shall have the following meanings:

     "Accountants" has the meaning set forth in Paragraph 14(iv).
      -----------

     "Advance Percentage" means 90%.
      ------------------

     "Advances" means the aggregate amount of all Receivable Advances, Loans and
      --------
Overadvances.

     "Borrowing Base" means, as at any date of determination thereof,  an amount
      ---------------
equal to the sum of, without duplication, up to (a) the lesser of (i) the amount set forth on the Monthly Projections as in effect on such date of determination under the heading "Eligible Inventory @ 50%" and (ii) fifty percent (50%) of Eligible Inventory plus (b) the lesser of (i) the amount set forth on the Monthly Projections as in effect on such date of determination under the heading "LC Use" and (ii) fifty percent (50%) of the aggregate amount of outstanding documentary Letters of Credit relating to finished goods Inventory plus (c) the Guaranty Availability Amount; provided, however, on and after the date on which
                              --------  -------
the first dividend payment, if any, is made to Parent in accordance with the provisions of Paragraph 13(m)(ii) hereof, the term "Borrowing Base" shall at all times thereafter mean, as at any date of determination thereof, an amount equal to up to the lesser of (a) the amount set forth on the Monthly Projections as in effect on such date of determination under the heading "LC Use" and (b) fifty percent (50%) of the aggregate amount of outstanding documentary Letters of Credit relating to finished goods Inventory.

     "Borrowing Base Certificate" means the borrowing base certificate in the
      --------------------------
form of Exhibit 24(a) hereto required to be delivered by us to you pursuant to
        -------------
Paragraph 14(vii).

     "Collateral" means and includes:
      ----------

     (A)  all Inventory;

     (B)  all Equipment;

     (C)  all General Intangibles;

     (D)  all Receivables;

     (E) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by us or in which we have an interest) which at any time evidence or contain information relating to (A), (B), (C) and (D) above or are otherwise necessary or helpful in the collection thereof or realization thereupon;

     (F) documents of title, policies and certificates of insurance, securities, chattel paper, other documents or instruments evidencing or pertaining to (A), (B), (C), (D) and (E) above;

     (G) all guaranties, liens on real or personal property, leases, and other agreements and property which in any way secure or relate to (A), (B), (C), (D),
(E) and (F) above, or are acquired for the purpose of securing and enforcing any item thereof;

     (H) (i) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by you for our account (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all present or future deposit accounts (whether time or demand or interest or non-interest bearing) of us with you or any other Person including those to which any such cash may at any time and from time to time be credited, (iii) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, (iv) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments and (y) such accounts, and (v) all investment property; and

     (I) all products and proceeds of (A), (B), (C), (D), (E), (F), (G) and (H) above (including, but not limited to, all claims to items referred to in (A), (B), (C), (D), (E), (F), (G) and (H) above) and all our claims against third parties (x) for (i) loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of any or all of (A), (B), (C),
(D), (E), (F), (G) and (H) above and (y) proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

     "Contract Rate" means an interest rate per annum equal to the greater of
      -------------
(A) six percent (6.00%) or (B) (i) the Prime Rate plus (ii) one-quarter of one
                                                  ----
percent (.25%).

     "Current Assets" at a particular date, means all of our cash, cash
      --------------
equivalents, accounts and inventory and all other items which would, in conformity with GAAP, be included under current assets on our balance sheet as at such date; provided, however, that such amounts shall not include (a) any amounts for any indebtedness owing by any of our affiliates, unless such indebtedness arose in connection with the sale of goods or other property in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by any of our affiliates,
(c) the cash surrender value of any life insurance policy (d) any assets which would be classified as intangible assets under GAAP, (e) any amounts in respect of chargebacks, discounts or allowances relating to Receivables or (f) any prepaid expenses, including, without limitation, in respect of deposits made by us to third parties.

     "Current Liabilities" at a particular date, means all amounts which would,
      -------------------
in conformity with GAAP, be included under current liabilities on our balance sheet as at such date, but in any event including, without limitation, the amounts of (a) all indebtedness payable on demand, or, at the option of the Person to whom such indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any indebtedness (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or indebtedness payable on demand or, at the option of the Person to whom such indebtedness is owed, not more than twelve (12) months after such date, the validity of which is contested at such date, (d) all Obligations to you hereunder and (e) all accruals for federal or other taxes measured by income payable within a twelve (12) month period.

     "Customer" means and includes the account debtor with respect to any of the
      --------
Receivables and/or prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with us, pursuant to which we are to deliver any personal property or perform any services.

     "Default Rate" means a rate equal to three percent (3.0%) per annum in
      ------------
excess of the Contract Rate.

     "Eligible Inventory" means, as at any date of determination, the value
      ------------------
(determined at the lower of cost or market on a first-in, first-out basis) of all our raw materials and finished goods Inventory located in the United States of America. You shall establish and may adjust, in your reasonable discretion exercised in good faith, standards to determine whether Inventory is eligible for a Revolving Loan. Without limiting the foregoing, the following are not Eligible Inventory: (a) work-in-process that is not readily marketable in its current form; (b) finished goods which do not meet the specifications of the purchase order for such goods, off-quality goods and goods classified as seconds; (c) Inventory which you determine to be unacceptable for borrowing purposes due to age, quality, type, category, quantity, and/or any other reason;
(d) Inventory with respect to which you do not have a valid, first priority and fully perfected security interest; (e) Inventory with respect to which there exists any Lien in favor of any Person other than Permitted Liens; (f) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 25 U.S.C. 215 (a) (i); (g) Inventory located at any location other than those locations set forth on
Exhibit 13(l)(vii) hereto; (h) excess, non-active, discontinued, slow-moving and prior season goods; (i) supplies and packaging materials; (j) goods subject to a proprietary or private label restriction on disposition or covered by a license or design agreement to which we are a party, except to the extent you have received a fully executed licensor or designer consent letter, as applicable, in favor of and acceptable to you and (k) goods located in Mexico or any other location outside the United States of America.

     "Eligible Receivables" means and includes, as at any date of determination,
      --------------------
each Receivable which conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Customer and there shall not have been asserted any offset, defense or counterclaim; (d) continues to be in full conformity with the representations and warranties made by us to you with respect thereto; (e) is documented by an invoice in a form approved by you and shall not be unpaid more than the earlier of (i) 60 days from due date and (ii) 120 days from invoice date; (f) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Receivable unless such instrument is duly endorsed to and in your possession or represents a check in payment of a Receivable; (g) if the Customer is located outside of the United States, the goods which gave rise to such Receivable were shipped after receipt by us from or on behalf of the Customer of an irrevocable letter of credit, assigned and delivered to you and confirmed by a financial institution acceptable to you and is in form and substance acceptable to you, payable in the full amount of the Receivable in United States dollars at a place of payment located within the United States; (h) such Receivable is not subject to any Lien, other than Permitted Liens; (i) does not arise out of transactions with any of your employees, officers, agents, directors, stockholders or affiliates; (j) does not arise out of a bill and hold sale prior to shipment and, if the Receivable arises out of a sale to any Person to which you are indebted, the amount of such indebtedness, and any anticipated indebtedness, is deducted in determining the face amount of such Receivable; (k) is net of any returns, discounts, claims, credits and allowances; (l) if the Receivable arises out of contracts between us and the United States, any state, or any department, agency or instrumentality of any of them, we have so notified you, in writing, prior to the creation of such Receivable, and, if you so request, there has been compliance with any governmental notice or approval requirements, including without limitation, compliance with the Federal Assignment of Claims Act; (m) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by us, or work, labor and/or services rendered by us; (n) the total unpaid Receivables from such Customer does not exceed forty percent (40%) of all Eligible Receivables; (o) does not arise out of progress billings prior to completion of the order; and (p) is a credit approved Receivable.

     "Equipment" means and includes all of our now owned or hereafter acquired
      ---------
equipment, machinery and goods (excluding Inventory), whether or not constituting fixtures, including, without limitation: plant and office equipment, tools, dies, parts, data processing equipment, furniture and trade fixtures, trucks, trailers, loaders and other vehicles and all replacements and substitutions therefor and all accessions thereto.

     "ERISA" shall have the meaning set forth in Paragraph 13(f).
      -----

     "Event of Default" means the occurrence of any of the events set forth in
      ----------------
Paragraph 18.

     "Factoring Documents" means collectively this Agreement, the LC Supplement,
      -------------------
the Guaranties, the Subordination Agreement, the Mexican Documentation and all other instruments, documents and agreements executed by or on behalf of us and delivered concurrently herewith or at any time hereafter to you in connection with the Advances, the Loans or any other transaction contemplated by this Agreement, all as amended, restated, supplemented, or modified from time to time.

     "Formula Amount" means, as at any date of determination thereof, an amount
      --------------
equal to (a) the Borrowing Base plus (b) the Advance Percentage multiplied by the net amount of the Purchase Price of our Eligible Receivables.

     "GAAP" means generally accepted accounting principles, practices and
      ----
procedures in effect from time to time.

     "General Intangibles" means and includes all of our now owned or hereafter
      -------------------
acquired general intangibles including, without limitation, trademarks, tradenames, tradestyles, trade secrets, equipment formulations, manufacturing procedures, quality control procedures, product specifications, patents, patent applications, copyrights, registrations, contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature.

     "Guarantor" means individually, Parent, Glenn Sands and any other Person
      ---------
who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.
                     ----------

     "Guaranty Agreements" means the Guaranty Agreements which are executed by
      -------------------
each Guarantor in your favor.

     "Guaranty Availability Amount" means the lesser of (a) the Projected
      ----------------------------
Overformula Amount and (b) the aggregate maximum principal amount of Obligations guaranteed by the Guarantors to you pursuant to the Guaranty Agreements.

     "Inventory" means and includes all of our now owned or hereafter acquired
      ---------
goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in our business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

     "LC Supplement" means the Supplement Letter of Credit Security Agreement
      -------------
dated the date hereof by and between you and us, as the same may be amended, modified and supplemented from time to time.

     "Letter of Credit" means letters of credit opened or caused to be opened by
      ----------------
you or factor guaranties issued by you pursuant to the terms of the Supplement Letter of Credit and Security Agreement between you and us dated as of the date hereof, as amended, modified and supplemented from time to time.

     "Lien" means any lien, mortgage, pledge, security interest, charge, or
      ----
encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Loans" means the loans extended to us by you pursuant to Paragraph 6(b).
      -----

     "Maximum Amount" means the lesser of (i) the Maximum Line and (ii) the
      --------------
Formula Amount.

     "Maximum Line" means $36,000,000.
      ------------

     "Mexican Depositary" means any one or more of the following: (a) Growrich
      ------------------
Mexico S.A. de C.V., Cidros #46 Despacho 603, Bosque de las Lomas, Cuajimalpa, Mexico D.F.Z.C. 05120, (b) International Sewing de Mexico S.A. de C.V., KM. 9 Carretera Arroyo Zarco, Col "Aculco de Espinoza", C.P. 50360 Aculco, Edode Mexico or (c) Tlatlaqui Ropa S.A. de C.V., #2 Int 102 Independencia, Colonia Centro, Tlatlauquitepec, Puebla, Mexico 73900.

     "Mexican Documentation" means the Pledge Agreements executed by us in favor
      ---------------------
of you and any and all documents, agreements and instruments executed in connection therewith, as the same may be amended, modified and supplemented from time to time.

     "Monthly Projections" has the meaning set forth in Paragraph 14(vii).
      -------------------

     "Obligations" means and includes all loans, advances, indebtedness,
      -----------
liabilities, obligations, debit balances, covenants and duties owing by us or any of our subsidiaries or affiliates to you or your parent, subsidiary or affiliate of every kind and description (whether now or hereafter existing and whether arising under this Agreement, the LC Supplement, any other Factoring Document or otherwise, including in connection with responding to our requests for and furnishing us with information hereunder), direct or indirect, absolute or contingent, due or to become due, including, without limitation, any indebtedness, liabilities or obligations owing by us to others which you have acquired by assignment, participation or otherwise, and further including, without limitation, all interest, fees, commissions, charges, expenses and attorneys' fees for which we are obligated hereunder.

     "Overadvance Rate" means an interest rate per annum equal to 3% in excess
      ----------------
of the Contract Rate.

     "Overadvances" shall have the meaning set forth in Paragraph 6(d).
      ------------

     "Parent" means Giant Group, Ltd., a Delaware corporation.
      ------

     "Parent on a Consolidated Basis" means the consolidation in accordance with
      ------------------------------
GAAP of the accounts or other items of Parent and its subsidiaries.

     "Permitted Guaranty Termination" means Parent's termination of its Guaranty
      ------------------------------
Agreement (the "Guaranty Termination") in accordance with and upon satisfaction of any of the following conditions:

          1. (a) no Event of Default shall have occurred and be continuing at the time of such Guaranty Termination, (b) at the time of and immediately giving effect to such Guaranty Termination, the outstanding Obligations shall not exceed an amount equal to eighty percent (80%) of our then outstanding Eligible Receivables, (c) you shall have received from Parent by registered or certified mail or by hand delivery written notice of the Guaranty Termination at least sixty (60) days prior to the proposed termination date thereof and (d) you shall have received, not later than thirty (30) days prior to such proposed termination date Projections covering the six (6) month period commencing on such proposed termination date, which Projections shall be prepared on a month by month basis, shall be acceptable to you and shall evidence our ability to comply with the limits set forth in clause "(b)" above at all times during such six (6) month period; or

          2. (a) no Event of Default shall have occurred and be continuing at the time of such Guaranty Termination and (b) you shall have received evidence reasonably satisfactory to you that not less than $4,000,000 in cash equity shall have been contributed to our capital prior to the effective date of such Guaranty Termination; or

          3. (a) no Event of Default shall have occurred and be continuing at the time of such Guaranty Termination and (b) you shall have received not less than $4,000,000 in cash collateral as security for the Obligations pursuant to a fully executed cash collateral deposit letter reasonably satisfactory to you; or

          4. (a) no Event of Default shall have occurred and be continuing at the time of such Guaranty Termination and (b) you shall have been provided with a replacement Guarantor reasonably acceptable to you who shall have entered into a Guaranty Agreement in the form of Guaranty Agreement executed by Parent; provided, however, in addition to covering transactions
                         --------  -------
     between you and us having their inception after the Guaranty Termination, the replacement Guarantor's Guaranty Agreement shall also cover transactions between you and us having their inception prior to the Guaranty Termination.

     "Permitted Liens" means (i) Liens of carriers, warehousemen, mechanics and
      ---------------
materialmen incurred in the ordinary course of business securing sums not overdue; (ii) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (a) not overdue or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of us in conformity with GAAP, (iii) Liens in favor of you, (iv) Liens for taxes (a) not yet due or
(b) being diligently contested in good faith, provided that adequate reserves with respect thereto are maintained on the books of us in conformity with GAAP; provided, that, the Lien shall have no effect on the priority of Liens in favor
--------  ----
of you or the value of the assets in which you have a Lien, (v) Liens arising in connection with capitalized leases and (vi) Liens specified on Exhibit 1(A)
                                                               ------------
hereto.

     "Person" means an individual, partnership, corporation, limited liability
      ------
company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Prime Rate" means the prime commercial lending rate of Wells Fargo & Co.
      ----------
as publicly announced in San Francisco, California to be in effect from time to time as its "prime" or "base" rate of interest and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers. Such rate shall be increased or decreased as the case may be for each increase or decrease in said rate in an amount equal to such increase or decrease in said rate; each change to be effective as of the day of the change in such rate.

     "Projected Overformula Amount" means, as at any date of determination
      ----------------------------
thereof, the amount set forth on the Projections as in effect on such date of determination under the heading "Overadvance".

     "Projections" means our forecasted:  (a) balance sheets; (b) profit and
      -----------
loss statements; (c) cash flow statements; and (d) capitalization statements, in the form of Projections attached hereto as Exhibit 24(b), all prepared on a GAAP basis together with appropriate supporting details and a statement of underlying assumptions which such Projections shall be acceptable to you and shall not materially vary (as determined by you from the Projections submitted by us to you for the immediately preceding fiscal quarter).

     "Purchase Price" has the meaning set forth in Paragraph 6(a).
      --------------

     "Receivable Advances" has the meaning set forth in Paragraph 6(a).
      -------------------

     "Receivables" shall mean and include all accounts, contract rights, general
      -----------
intangibles, chattel paper, instruments, documents and all forms of obligations owing to us arising from or out of the sale of merchandise and/or the rendition of services, all proceeds thereof, all of our rights to merchandise represented thereby, all of our rights under insurance policies covering merchandise or services, all of our rights against carriers of said merchandise, and all of our right, title, security interests and guarantees with respect to each Receivable, including all rights of replevin and reclamation and stoppage in transit and all other rights of an unpaid seller of merchandise or services.

     "Subordinated Debt" means the indebtedness evidenced by the Subordinated
      -----------------
Note and the indebtedness evidenced by any other note, document, instrument or agreement now or any time hereafter executed and/or delivered by us in connection therewith or related thereto, as all of the foregoing may exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

     "Subordinated Note" means the Promissory Note dated December 11, 1998 made
      -----------------
by us in favor of Glenn Sands in the original principal amount of $2,000,000.

     "Subordination Agreement" means the Subordination Agreement dated August
      -----------------------
__, 1999 between you and Glenn Sands.

     "Tangible Net Worth" at a particular date means (a) the aggregate amount of
      ------------------
all of our assets as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all of our liabilities.

     "UCC" shall mean the Uniform Commercial Code as adopted in the State of New
      ---
York as in effect from time to time.

     "Working Capital" at a particular date, means the excess, if any, of
      ---------------
Current Assets over Current Liabilities at such date.

                                  Very truly yours,

                                  PERISCOPE SPORTSWEAR, INC.



                                  By: /s/ Glenn Sands
                                      ---------------

                                  Title: President

Accepted at New York, New York

On August 10, 1999

                                  CENTURY BUSINESS CREDIT
                                  CORPORATION



                                  By: /s/ Andrew H. Tananbaum
                                      -----------------------

                                  Title: President